Horizon Bancorp, Inc. Announces Inaugural Earnings Conference Call
to Review Second Quarter 2020 Results on July 30

Michigan City, Ind., July 8, 2020 — (NASDAQ GS: HBNC) Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, July 30, 2020 to review its second quarter 2020 financial results.

The Company’s second quarter 2020 news release will be released after markets close on Wednesday, July 29, 2020. It will be available in the “Investor Relations” section of the Company’s website, www.horizonbank.com.

Participants may access the live conference call on July 30, 2020 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877-317-6789 from the United States, 866-450-4696 from Canada or 412-317-6789 from international locations and requesting “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through August 6, 2020. The telephone replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the access code 10145660.

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. is an independent, commercial bank holding company serving Indiana and Michigan through its commercial banking subsidiary, Horizon Bank. Horizon may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Contact:
Craig Dwight, Chairman & CEO
Phone: (219) 873-2725
Fax: (219) 873-9280